                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                AMENDMENT NO. 1 TO
                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                        Date of Report: December 23, 2005

                                  AcuNetx, Inc.
             (Exact name of the Company as specified in its charter)

           Nevada                    0-27857                    88-0249812
(State or other jurisdiction       (Commission                (IRS Employer
     of incorporation)             File Number)             Identification No.)

                        1000 S. McCaslin Blvd., Suite 300
                               Superior, CO 80027
                 ----------------------------------------------
                    (Address of principal executive offices)

              The Company's telephone number, including area code:

                                 (303) 494-1681

                  SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  Financial Statements of Business Acquired.

Attached hereto are audited financial statements of OrthoNetx, Inc. for the fiscal years ended December 31, 2004 and December 31, 2003, and unaudited financial statements for the period of nine months ended September 30, 2005.


                                   Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                  AcuNetx, Inc., a Nevada
                                      corporation

                                  By: /s/ Terry Knapp, Chief Executive Officer
                                      ----------------------------------------
                                      Terry Knapp, Chief Executive Officer


Date: March 13, 2006

                        ORTHONETX, INC. AND SUBSIDIARIES

                        CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 2004 AND 2003

                        ORTHONETX, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                                TABLE OF CONTENTS


Report of Independent Registered Public Accounting Firm                    F-1

Consolidated Balance Sheets                                                F-2

Consolidated Statements of Operations                                      F-3

Consolidated Statements of Shareholders' Equity (Deficit)                  F-4

Consolidated Statements of Cash Flows                                      F-5

Notes to Consolidated Financial Statements                          F-6 - F-18

Mayer Hoffman McCann P.C.


            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors

OrthoNetx,Inc.

We have audited the accompanying consolidated balance sheets of OrthoNetx, Inc. and Subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of operations, shareholders' equity (deficit) and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of OrthoNetx, Inc and Subsidiaries as of December 31, 2004 and 2003, and the results of their operations and their cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As shown in the consolidated financial statements, the Company incurred a net loss of $1,120,366 and $235,689 during the years ended December 31, 2004 and 2003, respectively. As discussed in
Note 1 to the consolidated financial statements, the Company's significant operating losses raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Mayer Hoffman McCann P.C.
-----------------------------
Denver, Colorado
December 14, 2005


                                            ORTHONETX, INC. AND SUBSIDIARIES
                                              (A DEVELOPMENT STAGE COMPANY)
                                               CONSOLIDATED BALANCE SHEETS



                                                         ASSETS


                                                                      SEPTEMBER 30,              DECEMBER 31,
                                                                           2005              2004             2003
                                                                       -----------       -----------       -----------
                                                                       (UNAUDITED)
CURRENT ASSETS:
    Cash and cash equivalents                                          $   272,323       $    80,867       $    19,561
    Accounts receivable, net                                                12,400             5,400             2,000
    Inventories                                                            101,457            66,507                --
    Prepaid expenses                                                        21,503            32,875                --
    Other current assets                                                     1,341            10,000                --
                                                                       -----------       -----------       -----------
             TOTAL CURRENT ASSETS                                          409,024           195,649            21,561
                                                                       -----------       -----------       -----------

PROPERTY AND EQUIPMENT, NET                                                 31,782            36,979             5,157
                                                                       -----------       -----------       -----------

OTHER ASSETS:
    Deposits                                                                 6,208             6,208                --
    Intellectual property                                                   88,664            31,179            29,513
    Investment                                                             186,000                --                --
                                                                       -----------       -----------       -----------
             TOTAL OTHER ASSETS                                            280,872            37,387            29,513
                                                                       -----------       -----------       -----------

             TOTAL ASSETS                                              $   721,678       $   270,015       $    56,231
                                                                       ===========       ===========       ===========

                                     LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
    Accounts payable                                                   $   160,653       $   115,218       $     8,466
    Accrued expenses                                                         2,201                --            44,966
    Accrued payroll and payroll taxes                                       87,594            41,896           126,341
    Convertible debt                                                            --                --            10,000
    Line of credit - shareholder                                           300,000                --           287,100
                                                                       -----------       -----------       -----------
             TOTAL CURRENT LIABILITIES                                     550,448           157,114           476,873
                                                                       -----------       -----------       -----------

LONG-TERM LIABILITIES:
    Accrued expenses                                                        19,090            19,090                --
                                                                       -----------       -----------       -----------
             TOTAL LIABILITIES                                             569,538           176,204           476,873
                                                                       -----------       -----------       -----------

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY (DEFICIT):
    Common stock, $.001 par value, 100,000,000 shares authorized,
       27,488,194 (unaudited), 15,968,194 and 10,359,000 shares
       issued and outstanding, respectively                                 27,488            15,968            10,359
    Additional paid-in capital                                           2,740,990         1,846,226           217,016
    Deficit accumulated during the development stage                    (2,616,338)       (1,768,383)         (648,017)
                                                                       -----------       -----------       -----------
             TOTAL SHAREHOLDERS' EQUITY (DEFICIT)                          152,140            93,811          (420,642)
                                                                       -----------       -----------       -----------

             TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)      $   721,678       $   270,015       $    56,231
                                                                       ===========       ===========       ===========

                  The accompanying notes are an integral part of these consolidated financial statements.

                                                          F-2


                                                 ORTHONETX, INC. AND SUBSIDIARIES
                                                   (A DEVELOPMENT STAGE COMPANY)
                                               CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                                                                       PERIOD FROM
                                                                                                                     OCTOBER 3, 1996
                                                             NINE MONTHS ENDED                  YEAR ENDED            (INCEPTION) TO
                                                               SEPTEMBER 30,                    DECEMBER 31,           SEPTEMBER 30,
                                                          2005             2004            2004            2003            2005
                                                       ------------    ------------    ------------    ------------    ------------
                                                               (UNAUDITED)                                              (UNAUDITED)
NET SALES                                              $     19,450    $      4,400    $      9,800    $     27,700    $    111,155

COST OF GOODS SOLD                                            9,278              --           2,642          34,556         60,246,
                                                       ------------    ------------    ------------    ------------    ------------

GROSS PROFIT                                                 10,172           4,400           7,158          (6,856)         50,909

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                817,207         434,825         739,541         199,337       2,019,884
RESEARCH AND DEVELOPMENT EXPENSE                             29,073         203,291         353,281          11,532         550,275
                                                       ------------    ------------    ------------    ------------    ------------

LOSS FROM OPERATIONS                                       (836,108)       (633,716)     (1,085,664)       (217,725)     (2,519,250)
                                                       ------------    ------------    ------------    ------------    ------------

OTHER INCOME (EXPENSE):
    Interest income                                             311             351             428              --           1,224
    Loss on disposal of equipment                                --              --              --            (727)           (727)
    Other income                                                 35              --              --              --              35
    Interest expense                                        (12,193)        (27,945)        (35,130)        (17,237)        (97,620)
                                                       ------------    ------------    ------------    ------------    ------------
                 TOTAL OTHER EXPENSE                        (11,847)        (27,594)        (34,702)        (17,964)        (97,088)
                                                       ------------    ------------    ------------    ------------    ------------

LOSS BEFORE INCOME TAXES                                   (847,955)       (661,310)     (1,120,366)       (235,689)     (2,616,338)

PROVISION FOR INCOME TAXES                                       --              --              --              --              --
                                                       ------------    ------------    ------------    ------------    ------------

NET LOSS                                               $   (847,955)   $   (661,310)   $ (1,120,366)       (235,689)   $ (2,616,338)
                                                       ============    ============    ============    ============    ============

NET LOSS PER BASIC AND DILUTED SHARE OF COMMON STOCK   $      (0.04)   $      (0.06)   $      (0.10)   $      (0.02)   $      (0.23)
                                                       ============    ============    ============    ============    ============

WEIGHTED AVERAGE NUMBER OF COMMON SHARES
    OUTSTANDING                                          19,533,212      10,359,000      11,160,883      10,306,422      11,564,171
                                                       ============    ============    ============    ============    ============

                       The accompanying notes are an integral part of these consolidated financial statements.

                                                               F-3


                                                 ORTHONETX, INC. AND SUBSIDIARIES
                                                   (A DEVELOPMENT STAGE COMPANY)
                                     CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)
                               FOR THE PERIOD FROM OCTOBER 3, 1996 (INCEPTION) TO SEPTEMBER 30, 2005


                                                                                                      DEFICIT
                                                                                                    ACCUMULATED
                                                             COMMON STOCK            ADDITIONAL      DURING THE
                                                      --------------------------       PAID IN       DEVELOPMENT
                                                         SHARES         AMOUNT         CAPITAL         STAGE            TOTAL
                                                      -----------    -----------     -----------     -----------     -----------
INCEPTION, OCTOBER 3, 1996 TO DECEMBER 31, 1999
    (UNAUDITED)                                        10,000,000    $    10,000     $    (9,125)    $  (104,697)    $  (103,822)
Common stock issued at $.50 per share (unaudited)         120,000            120          59,880              --          60,000
Net loss (unaudited)                                           --             --              --         (28,678)        (28,678)
                                                      -----------    -----------     -----------     -----------     -----------
BALANCE AT DECEMBER 31, 2000 (UNAUDITED)               10,120,000         10,120          50,755        (133,375)        (72,500)
Common stock issued at $.50 per share (unaudited)          10,000             10           4,990              --           5,000
Common stock issued for services at $.50 per share
    (unaudited)                                            10,000             10           4,990              --           5,000
Net loss (unaudited)                                           --             --              --        (110,335)       (110,335)
                                                      -----------    -----------     -----------     -----------     -----------
BALANCE AT DECEMBER 31, 2001 (UNAUDITED)               10,140,000         10,140          60,735        (243,710)       (172,835)
Common stock issued at $.50 per share (unaudited)          75,000             75          37,425              --          37,500
Common stock issued for services at $.50 per share
    (unaudited)                                            40,000             40          19,960              --          20,000
Net loss (unaudited)                                           --             --              --        (168,618)       (168,618)
                                                      -----------    -----------     -----------     -----------     -----------
BALANCE AT DECEMBER 31, 2002 (UNAUDITED)               10,255,000         10,255         118,120        (412,328)       (283,953)
Common stock issued from $.50 to $1.00 per share          104,000            104          98,896              --          99,000
Net loss                                                       --             --              --        (235,689)       (235,689)
                                                      -----------    -----------     -----------     -----------     -----------
BALANCE AT DECEMBER 31, 2003                           10,359,000         10,359         217,016        (648,017)       (420,642)
Common stock issued from conversion of debt at
    $.35 per share, net of commissions of $88,933       3,831,825          3,832       1,248,356              --       1,252,188
Common stock issued at $.35 per share                      50,000             50          17,450              --          17,500
Stock options exercised at $.01 per share               1,727,369          1,727          15,546              --          17,273
Forgiveness of debt - shareholder                              --                        347,858              --         347,858
Net loss                                                       --             --              --      (1,120,366)     (1,120,366)
                                                      -----------    -----------     -----------     -----------     -----------
BALANCE AT DECEMBER 31, 2004                           15,968,194         15,968       1,846,226      (1,768,383)         93,811
Common stock issued from $.083 to $.50 per share,
net of commissions of $50,750 (unaudited)               7,190,000          7,190         674,560              --         681,750
Common stock issued for services at $.083 per
    share (unaudited)                                     500,000            500          41,167              --          41,667
Common stock issued for acquisition of High
    Precision Devices, Inc. at $.31 per share
    (unaudited)                                           600,000            600         185,400              --         186,000
Common stock issued for merger with PrivaComp
    Inc. (unaudited)                                    1,000,000          1,000         (26,433)             --         (25,433)
Common stock issued to lender and guarantors of
    line of credit - shareholder at $.01 per share
    (unaudited)                                           480,000            480           4,320              --           4,800
Common stock issued to settle accounts payable at
    $.01 per share (unaudited)                          1,750,000          1,750          15,750              --          17,500
Net loss (unaudited)                                           --             --              --        (847,955)       (847,955)
                                                      -----------    -----------     -----------     -----------     -----------
BALANCE at SEPTEMBER 30, 2005 (UNAUDITED)              27,488,194    $    27,488     $ 2,740,990     $(2,616,338)    $   152,140
                                                      ===========    ===========     ===========     ===========     ===========

                         The accompanying notes are an integral part of these consolidated financial statements.

                                                               F-4


                                                 ORTHONETX, INC. AND SUBSIDIARIES
                                                   (A DEVELOPMENT STAGE COMPANY)
                                               CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                                                   PERIOD FROM
                                                                                                                  OCTOBER 3, 1996
                                                            NINE MONTHS ENDED                  YEAR ENDED         (INCEPTION) TO
                                                               SEPTEMBER 30,                  DECEMBER 31,         SEPTEMBER 30,
                                                            2005           2004          2004           2003           2005
                                                        -----------    -----------    -----------    -----------    -----------
                                                               (UNAUDITED)                                          (UNAUDITED)

CASH FLOWS FROM OPERATING ACTIVITIES:
    Net loss                                            $  (847,955)   $  (661,310)   $(1,120,366)   $  (235,689)    (2,616,338)
    Adjustments to reconcile net loss to net cash
       provided by (used in) operating activities:
           Depreciation and amortization                      5,978          1,261          2,343          1,732         13,967
           Loss on disposal of equipment                         --             --             --            727            727
           Issuance of common stock for services             41,667             --             --             --         66,667
           Interest expense on forgiveness of debt               --             --         15,791         17,202         60,758
           Write-off of obsolete inventories                     --             --             --         33,181         33,181
           Interest expense on convertible debt                  --         14,310         19,080             --         19,080
           Issuance of common stock to lender and
               guarantors of line of credit -
               shareholder                                    4,800             --             --             --          4,800
    Cash provided (used) due to changes in assets and
       liabilities:
           Accounts receivable                               (7,000)         2,000         (3,400)         2,507        (12,400)
           Inventories                                      (34,950)        (6,667)       (66,507)            --       (134,638)
           Prepaid expenses                                  11,372             --        (32,875)            --        (21,503)
           Deposits and other current assets                  8,659        (10,000)       (16,208)            --         (7,549)
           Accounts payable                                 (17,065)        77,721        106,753          8,135         98,153
           Accrued expenses                                   2,201         50,006         19,090             --         21,291
           Accrued payroll and payroll taxes                 45,698          1,374        (84,445)        72,341         87,594
                                                        -----------    -----------    -----------    -----------    -----------
NET CASH USED IN OPERATING ACTIVITIES                      (786,595)      (531,305)    (1,160,744)       (99,864)    (2,386,210)
                                                        -----------    -----------    -----------    -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
           Proceeds from sale of equipment                       --             --             --             75             75
           Purchase of property and equipment                  (781)        (7,365)       (34,165)            --        (46,552)
           Purchase of intellectual property                 (2,918)          (710)        (1,666)        (2,096)       (34,097)
                                                        -----------    -----------    -----------    -----------    -----------
NET CASH USED IN INVESTING ACTIVITIES                        (3,699)        (8,075)       (35,831)        (2,021)       (80,574)
                                                        -----------    -----------    -----------    -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
           Proceeds from line of credit - shareholder       300,000             --             --         11,000        587,100
           Proceeds from issuance of convertible
               debt                                              --        639,000      1,312,041         10,000      1,247,666
           Commissions from issuance of convertible
               debt                                              --        (41,200)       (88,933)            --        (88,933)
           Proceeds from issuance of common stock           732,500             --         34,773         99,000      1,044,024
           Commissions from issuance of common
               stock                                        (50,750)            --             --             --        (50,750)
                                                        -----------    -----------    -----------    -----------    -----------
NET CASH PROVIDED BY FINANCING ACTIVITIES                   981,750        597,800      1,257,881        120,000      2,739,107
                                                        -----------    -----------    -----------    -----------    -----------

NET INCREASE IN CASH AND CASH EQUIVALENTS                   191,456         58,420         61,306         18,115        272,323

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD               80,867         19,561         19,561          1,446             --
                                                        -----------    -----------    -----------    -----------    -----------

CASH AND CASH EQUIVALENTS, END OF PERIOD                $   272,323    $    77,981    $    80,867    $    19,561    $   272,323
                                                        ===========    ===========    ===========    ===========    ===========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the period for:
           Interest                                     $        --    $        60    $        60    $        35    $     5,672
                                                        ===========    ===========    ===========    ===========    ===========
           Income taxes                                 $        --    $        --    $        --    $        --    $        --
                                                        ===========    ===========    ===========    ===========    ===========


                       The accompanying notes are an integral part of these consolidated financial statements.

                                                               F-5

                        ORTHONETX, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1             ORGANIZATION AND SUMMARY OF SIGN F CANT ACCOUNTING POLICIES

NATURE OF OPERATIONS
OrthoNetx, Inc. ("the Company" or "OrthoNetx"), a development stage company, was originally formed as a single member Colorado limited liability company on October 3, 1996, and was subsequently reorganized as Inter-Os Technologies, Inc., a Colorado corporation, on November 8, 1999. Inter-Os Technologies, Inc. subsequently changed its name to OrthoNetx in August 2004. On March 3, 2005, OrthoNetx was reorganized as a Nevada corporation.

OrthoNetx develops, manufactures, markets and supports proprietary medical devices for distraction osteogenesis (mechanically induced growth of new bone and adjacent soft tissues) to treat human bone-related tissue deficiencies and deformities, both congenital and acquired. OrthoNetx has patented and developed its GENEROS(TM) family of distraction osteogenesis devices for infants, children and adults with: (a) craniofacial deformities and mandibular, maxillary and/or alveo (dental) bone loss, and (b) deficiencies and malformations of the upper and lower limbs, and in the bones of hands and feet.

Physician specialists who are trained to use these devices include oral and dental surgeons, craniofacial surgeons, plastic reconstructive surgeons, ENT surgeons, and orthopedic surgeons, all working in the field of osteoplastic surgery (forming and molding bone).

OrthoNetx also employs web-based and special information technology to educate physicians and patients make its products "smart devices" for patient protection, product risk management, and doctor-patient support.

BASIS OF PRESENTATION
As indicated in the accompanying financial statements, the Company had a net loss of $1,120,366 for the year ended December 31, 2004, an accumulated deficit of $1,768,383 as of December 31, 2004, and is considered a company in the development stage. Management's plans include a merger with Eye Dynamics, Inc., ("Eye Dynamics") a medical device public company, which is scheduled to occur in December 2005, raising of capital through the sale of common stock, and generating revenue through its business. Failure to complete the merger with Eye Dynamics, to raise additional capital, and generate revenue could result in the Company having to curtail or cease operations. Additionally, even if the Company's planned merger with Eye Dynamics takes place and the Company does raise additional capital to support its operations and generate revenues, there can be no assurances that revenues will be sufficient to generate profits and cash flows from operations. These matters raise substantial doubt about the Company's ability to continue as a going concern.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amount and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

PRINCIPLES OF CONSOLIDATION
The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries Inc. OrthoMatx, and OrthoProsthetx, Inc., collectively referred to as the "Company." OrthoMatx, Inc. and OrthoProsthetx, Inc. were incorporated in October 2004 and have conducted no business since their formation. All intercompany accounts and transactions have been eliminated in consolidation.

                        ORTHONETX, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


REVENUE RECOGNITION
The Company recognizes revenue from the sale of products, and related costs of products sold, where persuasive evidence of an arrangement exists, delivery has occurred, the seller's price is fixed or determinable and collectibility is reasonably assured. This generally occurs when the customer receives the product or at the time title passes to the customer. Sales incentives and returns are estimated and recognized at the date of shipment based upon historical activity and current agreements with customers. The Company evaluates these estimates on a regular basis and revises them as necessary.

NET LOSS PER SHARE OF COMMON STOCK
Basic earnings (loss) per common share is computed by dividing net earnings
(loss) by the weighted average number of common shares outstanding during the year. Diluted earnings (loss) per share is calculated based on the weighted average number of common shares outstanding adjusted for the dilutive effect, if any, of stock options and warrants outstanding. Outstanding options and warrants to purchase 1,881,456 and 1,916,480 (unaudited) shares of common stock for the year ended December 31, 2003 and for the nine months ended September 30, 2004, respectively, are not included in the computation of diluted loss per share as the effect of the assumed exercise of the options and warrants would be antidilutive. There are no outstanding options or warrants to purchase shares of common stock as of December 31, 2004 and September 30, 2005 (unaudited).

ACCOUNTS RECEIVABLE
The Company grants credit to all qualified customers and generally requires no collateral. Accounts receivable are carried at cost less an allowance for losses, if an allowance is deemed necessary. The Company does not accrue finance or interest charges. The Company evaluates its accounts receivable and determines the requirement for an allowance for losses, based upon history of past write-offs, collections and current credit conditions. A receivable is written off when it is determined that all reasonable collection efforts have been exhausted and the potential for recovery is considered remote. Management determined that no allowance for losses was required as of December 31, 2004 and 2003.

ADVERTISING COSTS
Advertising costs are charged to operations when incurred. Advertising costs charged to expense were $30,394 and $0 for the years ended December 31, 2004 and 2003, respectively.

COMPREHENSIVE INCOME
Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Components of comprehensive income are required to be reported in a financial statement that is displayed with the same prominence as other financial statements. The Company has no comprehensive income items other than net loss during 2004 and 2003.

CASH AND CASH EQUIVALENTS
For purposes of the statements of cash flows, the Company considers all highly liquid investments with a maturity of three months or less at the date of purchase to be cash equivalents.

SHIPPING AND HANDLING COSTS
The Company includes inbound shipping costs in cost of goods sold, and shipping and handling costs to customers as operating expenses.

INVENTORIES
Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out pricing method.

                        ORTHONETX, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


PROPERTY AND EQUIPMENT
Property and equipment are stated at cost. Depreciation of property and equipment is provided using the straight-line method over estimated useful lives ranging from three to seven years. Leasehold improvements are amortized over the life of the lease. Depreciation was $2,343 and $1,732 for the years ended December 31, 2004 and 2003, respectively.

Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred. Gains and losses from retirement or replacement are included in other income (expense).

LONG-LIVED ASSETS
The Company reviews and evaluates its long-lived assets for impairment when events or changes in circumstances indicate that the related carrying amounts may not be recoverable. An impairment loss is measured as the amount by which the asset carrying value exceeds its fair value. Fair value is generally determined using valuation techniques such as estimated future cash flows. An impairment is considered to exist if total estimated future cash flows on an undiscounted basis are less than the carrying amount of the asset. An impairment loss is measured and recorded based on discounted estimated future cash flows. Assumptions underlying future cash flow estimates are subject to risk and uncertainties. No impairment losses were recorded during the years ended December 31, 2004 and 2003.

INTELLECTUAL PROPERTY
The Company capitalizes intellectual property costs as incurred, excluding costs associated with Company personnel, relating to patenting its technology. As of December 31, 2004 and 2003, the capitalized costs, the majority of which represent legal fees, are related to a patent application. If the Company elects to stop pursuing a particular patent application or determines that a patent application is not likely to be awarded or elects to discontinue payment of required maintenance fees for a particular patent, the Company, at that time, records as expense the capitalized amount of such patent application or patent. Awarded patents will be amortized over the shorter of the economic or legal life of the patent.

INCOME TAXES
The Company uses the liability method to account for income taxes. Under the liability method, deferred tax assets and liabilities are recognized for the estimated future tax effects of temporary differences between the tax basis of assets and liabilities and amounts reported in the financial statements. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense consists of the tax payable or refundable for the current period and the change during the period in net deferred tax assets and liabilities.

STOCK BASED COMPENSATION
The Company has adopted the fair value method of accounting pursuant to Financial Accounting Standards Board ("FASB") Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation", for all issuances of stock options and shares of common stock to non-employees of the Company. The Company uses the intrinsic value method under the provisions of Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees" and related interpretations in accounting for stock options issued to employees and directors. Under APB No. 25, compensation cost is recognized to the extent that the exercise price is less than the fair market value for the underlying stock on the date of grant. No compensation cost was recognized for the years ended December 31, 2004 and 2003 relative to the granting of stock options to Company employees.

                        ORTHONETX, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


If the Company had elected to recognize compensation expense based upon the estimated fair value at the grant date for awards under its stock-based compensation plans consistent with the methodology prescribed by SFAS No. 123, the Company's net loss and loss per share would be increased to the following pro forma amounts:

                                                                                                                      PERIOD FROM
                                                                                                                     OCTOBER 3, 1996
                                                     NINE MONTHS ENDED                      YEAR ENDED               (INCEPTION) TO
                                                       SEPTEMBER 30,                       DECEMBER 31,               SEPTEMBER 30,
                                                   2005              2004             2004              2003              2005
                                               -----------       -----------       -----------       -----------       -----------
                                                        (UNAUDITED)                                                     (UNAUDITED)
Net loss as reported                           $  (847,955)      $  (661,310)      $(1,120,366)      $  (235,689)      $(2,616,338)
Less stock based compensation expense
determined under fair value based methods
for all awards, net of tax                              --           119,942           119,942            11,023           147,877
                                               -----------       -----------       -----------       -----------       -----------
Pro forma net loss                             $  (847,955)      $  (781,252)      $(1,240,308)      $  (246,712)      $(2,764,215)
                                               ===========       ===========       ===========       ===========       ===========
Net loss per basic and diluted share of
common stock:
     As reported                               $        (0.04)   $     (0.06)      $     (0.10)      $     (0.02)      $     (0.23)
     Pro forma                                 $        (0.04)   $     (0.08)      $     (0.11)      $     (0.02)      $     (0.24)


The fair value for these options were estimated using the minimum value method with the following assumptions for the:


                                    NINE MONTHS ENDED           YEAR ENDED
                                      SEPTEMBER 30,            DECEMBER 31,
                                    2005        2004        2004         2003
                                ------------------------------------------------
                                    (UNAUDITED)
 Risk-free interest rate           0.00 %       1.17 %      1.17 %       1.28 %
 Expected life                    0 years       1 year      1 year       1 year
 Expected dividend yield              0 %          0 %         0 %          0 %
 Expected volatility              0.005 %      0.005 %     0.005 %      0.005 %

RESEARCH AND DEVELOPMENT COSTS
Research and development costs are expensed as incurred and consist primarily of product development costs. Financial accounting standards require the capitalization of certain development costs after technological feasibility of the product is established. In the development of the Company's new products and enhancements to existing products, technological feasibility is not established until substantially all product development is complete. As a result, product development costs that are eligible for capitalization are considered insignificant and are charged to research and development expense. During the years ended December 31, 2004 and 2003, research and development costs were $353,281 and $11,532, respectively.

                        ORTHONETX, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


USE OF ESTIMATES
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The more significant areas requiring the use of management estimates and assumptions relate to depreciation and amortization of property and equipment; valuation allowances for deferred tax assets; amortization of intellectual property; and disclosure of contingencies. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. Accordingly, actual results may differ significantly from these estimates under different assumptions or conditions.

RECENTLY ISSUED ACCOUNTING GUIDANCE
In December 2003, the FASB issued Financial Interpretation ("FIN") 46R, "Consolidation of Variable Interest Entities (as revised), which provides guidance on the identification and reporting for entities over which control is achieved through means other than voting rights. FIN 46R defines such entities as variable interest entities ("VIES"). In general a VIE is a corporation, partnership, trust or any other legal structure used for business purposes that either (a) does not have equity investors with voting rights or (b) has equity investors that do not provide sufficient financial resources for the entity to support its activities. FIN 46R requires a VIE to be consolidated by a company if that company is subject to a majority of the risk of loss from the VIEs activities or entitled to receive a majority of the entity's residual returns or both. Application of FIN 46R is required in financial statements of nonpublic entities that have interest in VIEs at various dates in 2004 and 2005. The Company currently has no contractual relationship or other business relationship with a VIE. However, if the Company enters into any such agreement with a VIE in the future, the adoption of FIN 46R may have an adverse impact on its financial position or results of operations.

In November 2004, the FASB issued SFAS No. 151, "Inventory Costs-an amendment of ARB No. 43, Chapter 4," which clarifies the accounting for abnormal amounts of idle facility expense, freight, handling costs and wasted materials as current period costs. It also requires that allocations of fixed production overheads to the costs of conversion be based on the normal capacity of production facilities. SFAS No. 151 applies to inventory costs incurred in the first fiscal year beginning after June 15, 2005. The provisions of SFAS No. 151 are not expected to have a material impact on the Company's financial statements.

In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets
- an amendment of APB No. 29". SFAS No. 153 eliminates the exception to account for nonmonetary exchanges of similar productive assets at carrying value and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance; otherwise, the exchange principle of fair value applies. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS No. 153 is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The provisions of SFAS No. 153 are not expected to have a material impact on the Company's financial statements.

In December 2004, the FASB issued SFAS No.123R, "Share-Based Payment", which revised SFAS No. 123, "Accounting for Stock-Based Compensation" and superseded APB No. 25, "Accounting for Stock Issued to Employees" and its related implementation guidance. SFAS No. 123R will provide investors and other users of financial statements with more complete and neutral financial information by requiring that the compensation cost relating to share-based payment transactions be recognized in financial statements. SFAS No. 123R requires measurement and recording in the financial statements of the costs of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award, recognized over the period during which an employee is required to provide services in exchange for such award. SFAS No.

                        ORTHONETX, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

123R covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. Public entities that file as small business issuers will be required to apply SFAS No. 123R as of the first interim or annual reporting period that begins after December 15, 2005. The Company has not yet evaluated the impact of the adoption of SFAS No. 123R and has not determined the impact on the Company's financial position or results of operations.

UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS
The consolidated financial statements as of September 30, 2005 and for the nine months ended September 30, 2005 and 2004 are unaudited. However, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary to a fair presentation of the consolidated financial statements for the interim periods have been made.

NOTE 2             INVENTORIES

Inventories consist of the following at December 31:

                                                 2004                 2003
                                                -------             -------
Work in process                                 $46,434             $    --
Finished goods                                   20,073             $    --
                                                -------             -------
Total                                           $66,507             $    --
                                                =======             =======

NOTE 3             PROPERTY AND EQUIPMENT

Property and equipment are comprised of the following at December 31:

                                                  2004                2003
                                                --------           --------
Equipment                                       $  7,327           $     --
Office equipment and furniture                    32,521              8,122
Software                                           2,439                 --
                                                --------           --------
                                                  42,287              8,122
Accumulated depreciation and amortization         (5,308)            (2,965)
                                                --------           --------

Total                                           $ 36,979           $  5,157
                                                ========           ========

NOTE 4            LINE OF CREDIT - SHAREHOLDER

In May 2002, the Company entered into a $350,000 revolving line of credit agreement with Randolph Robinson, the Company's founder and a shareholder/officer of the Company, which was due on demand and had an interest rate of 8.0% per annum. In November 2004, the holder of the note agreed to forgive the outstanding balance of $287,100 and unpaid accrued interest of $60,758. The Company and the holder have mutually agreed to release and discharge any and all claims and demands related to the revolving line of credit agreement. The forgiveness of debt of $347,858 is recorded as additional paid-in capital in the accompanying consolidated statements of shareholders' equity (deficit).

                        ORTHONETX, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5             CONVERTIBLE DEBT

During 2004 and 2003, the Company issued convertible notes in the amount of $1,312,041 and $10,000, respectively, which accrued interest at 8.0% per annum, were unsecured and were due upon the successful completion of a planned raising of capital. The proceeds received from the issuance of convertible notes, net of commissions, was $1,233,108. The Company's capital raising plans did not materialize and, in October 2004, the holders of the convertible notes converted their outstanding principal amount plus accrued interest of $19,080 into 3,831,825 shares of common stock. As of December 31, 2004 and 2003, the Company owed $0 and $10,000, respectively, in convertible debt.

NOTE 6             STOCK OPTIONS

The Company has granted incentive and non-qualified stock options to its employees, officers and directors under terms of its 2002 stock option plan. Stock options are generally granted at an exercise price equal to or greater than the fair market value on the date of grant. The Company reserved 2,538,000 shares of common stock under the 2002 stock option plan. During 2004, all of the outstanding options were repriced at an exercise price of $.01 per share. Accordingly, the weighted average exercise price in the table below is stated at $.01 per share for all periods presented. As of December 31, 2004, there were no outstanding options and the 2002 stock option plan was terminated.

A summary of the activity under the Company's 2002 stock option plan as of December 31, 2004 and 2003 and changes during the years then ended is set forth below:

                                               NUMBER OF       WEIGHTED AVERAGE
                                                 SHARES          EXERCISE PRICE
                                               ----------      ----------------

Options outstanding at December 31, 2002          370,000         $   0.01
 Granted                                        1,507,155             0.01
 Exercised                                             --               --
 Cancelled                                       (149,524)            0.01
                                               ----------         --------

Options outstanding at December 31, 2003        1,727,631             0.01
 Granted                                          139,500             0.01
 Exercised                                     (1,727,369)            0.01
 Cancelled                                       (139,762)            0.01
                                               ----------         --------
Options outstanding at December 31, 2004               --         $     --
                                               ==========         ========

In May 2003, the Company issued warrants to purchase 153,825 shares of common stock at a price of $.01 per share as consideration for consulting services. These warrants expired in 10 years from the grant date. These warrants were cancelled during 2004. Accordingly, no compensation expense has been recognized during 2004 and 2003.

                        ORTHONETX, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 7             CONCENTRATIONS OF CREDIT RISK

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of temporary cash investments. The Company places its cash with high quality financial institutions and limits its credit exposure with any one financial institution. At times, the Company's bank account balances may exceed federally insured limits.

NOTE 8             NON-CASH INVESTING AND FINANCING TRANSACTIONS

During 2004 and 2003, the Company issued convertible debt in the amount of $1,312,041 and $10,000, respectively. In October 2004, the Company issued 3,831,825 shares of common stock in exchange for the outstanding convertible debt plus accrued interest of $19,080 at an exchange rate of $.35 per share.


NOTE 9             INCOME TAXES

The provision for income taxes consists of the following at December 31:

                                                         2004          2003
                                                        -------      -------
Current
    Federal                                             $    --      $    --
    State                                                    --           --
                                                        -------      -------
         Total current income tax expense Deferred           --           --
                                                        -------      -------
    Federal                                                  --           --
    State                                                    --           --
                                                        -------      -------
         Total deferred income tax expense                   --           --
                                                        -------      -------

         Total                                          $    --      $    --
                                                        =======      =======

The provision for income taxes reconciles to the amount computed by applying the federal statutory rate to income before the provision for income taxes as follows:

                                                        2004           2003
                                                       -------       -------

Federal statutory rate                                   35 %          35 %
State income taxes, net of federal benefits               4 %           4 %
Valuation allowance                                     (39)%         (39)%
                                                       -------       -------

Total                                                      -%            -%
                                                       =======       =======

                        ORTHONETX, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Significant components of deferred income taxes as of December 31 are as follows:

                                                         2004            2003
                                                      ---------       ---------
         Deferred tax assets:
              Net operating loss carry forwards       $ 677,618       $ 201,785
              Accrued salaries                           11,537          48,945
              Valuation allowance                      (688,106)       (250,284)
                                                      ---------       ---------
                                                          1,049             446
         Deferred tax liabilities:
              Depreciation, amortization and other       (1,049)           (446)
                                                      ---------       ---------
         Net deferred tax asset                       $      --       $      --
                                                      =========       =========

The Company records a valuation allowance for certain temporary differences for which it is more likely than not that it will not receive future tax benefits. The Company assesses its past earning history and trends, sales backlog and projections of future net income. The Company recorded a valuation allowance for the entire amount of the net deferred tax asset in 2004 and 2003 as it had determined that it was more likely than not that no deferred tax assets would be realized. The net change in the valuation allowance was an increase of $437,822 and $93,906 for the years ended December 31, 2004 and 2003, respectively. The Company will continue to review this valuation allowance and make adjustments as appropriate.

At December 31, 2004, the Company had federal and Colorado net operating loss carry forwards of approximately $1,737,000. Such carry forwards expire in the years 2020 through 2024.

NOTE 10 COMMITMENTS AND CONTINGENCIES

OPERATING LEASES
The Company leases its office facilities under an operating lease which expires November 2006. The lease contains two one-year options to renew at market rates. Minimum future lease payments under these leases are as follows for the years ending December 31:

          2005                                                         $ 74,496
          2006                                                           68,288
                                                                       ---------
          Total                                                        $142,784
                                                                       =========

Total rent expense for the years ended December 31, 2004 and 2003 was $9,519 and $0, respectively.

OFFICER INDEMNIFICATION
Under the Company's organizational documents, the Company's officers, employees and directors are indemnified against certain liability arising out of the performance of their duties. The Company's maximum exposure under these arrangements is unknown as this would involve future claims that may be made against the Company that have not yet occurred. However, based on experience, the Company expects any risk of loss to be remote.

                        ORTHONETX, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


FINANCIAL ADVISOR
In August 2004, the Company entered into an agreement with Galen Capital Group, LLC ("Galen") for the purpose of providing certain merchant banking and corporate financial advisory services in connection with the Company's capitalization. The agreement provides for monthly consulting and expense reimbursement of $20,000 for six months beginning September 2004, and also provides for various success fees ranging from five to seven percent o capital raised. The Company agreed to issue Galen stock options upon the successful raising of capital equal to three percent of the Company's equity at an exercise price to be determined by the board of directors. These options are fully exercisable for five years once issued. In addition, Galen will also receive shares of common stock equal to five percent of the issued and outstanding shares of common stock of the Company upon the successful raising of capital. The Company also agreed to pay Galen a merger and advisory fee of three to seven percent if the Company merges or is acquired by a party identified and introduced by Galen. This agreement may be cancelled by either party with 30 days notice after the first 270 days. During January 2005, the Company agreed to issue Galen 1,000,000 shares of common stock as consideration for services performed during 2004, valued at $10,000, which is included in accounts payable at December 31, 2004.

Upon completion of a capital raising event, Galen will receive a one year consulting agreement paid at $10,000 per month plus expenses with two additional one year extensions at the Company's option.

NOTE 11            RELATED PARTY TRANSACTIONS

LICENSING AGREEMENTS
In November 2004, the Company entered into a licensing agreement with Terry Knapp, the Company's CEO and a shareholder/director, for the licensing of a patent. The licensing agreement provides for contingent payments, to be determined at a later date, in the event the Company receives a benefit from the patent. As of December 31, 2004, the Company had no liability for payment of fees under this agreement.

In November 2004, the Company entered into a licensing agreement with PrivaComp, Inc. ("PrivaComp"), an entity under common ownership. The term of the agreement was for five years and allowed for the licensing of certain technology and patents pending. No expense was incurred under this agreement in 2004. On May 27, 2005 the Company entered into a merger agreement with PrivaComp, which became a wholly-owned subsidiary of the Company.

NOTE 12            SUBSEQUENT EVENTS

COMMON STOCK ISSUANCES
During 2005, the Company sold 8,390,000 shares of common stock, at prices ranging from $.083 - $.50, and received net proceeds of $832,500.

During 2005, the Company issued 950,000 shares of common stock for services performed during 2005 by the Company's board of directors and Galen, valued at $.083 per share.

During January 2005, the Company agreed to issue consultant 750,000 shares of common stock valued at $7,500 for services performed during 2004, which is included in accounts payable at December 3l,2004.

During January 2005, the Company agreed to issue Galen 1,000,000 shares of common stock as consideration for services performed during 2004, valued at $10,000, which is included in accounts payable at December 31, 2004.

                        ORTHONETX, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


STOCK OPTION PLAN
Effective January 1, 2005, the Company adopted a 2005 incentive and non-qualified stock option plan for its employees, officers, directors and consultants. The Company has reserved 1,000,000 shares of common stock for this stock option plan. Stock options are generally to be granted at an exercise price equal to or greater than the fair market value of the common stock on the date of grant. The options expire ten years from the grant date. There have been no options granted under the 2005 stock option plan.

LETTER OF INTENT CANCELLED
The Company had entered into a letter of intent in October 2004 to acquire all of the ownership interest in a medical device company. The Company terminated the letter of intent on January 2, 2005. The Company has no further obligation under the letter of intent.

LINE OF CREDIT - SHAREHOLDER
On January 30, 2005, the Company entered into a $300,000 line of credit agreement with Randolph Robinson ("Lender"). The line of credit agreement bears interest at .75% above the Wall Street Journal Prime Rate, with interest only payments due monthly, and matures on January 10, 2006. The line of credit agreement is collateralized by substantially all of the Company's assets and is guaranteed by Terry Knapp, CEO and shareholder/director of the Company, one director/shareholder of the Company and by Galen (collectively referred to as the "Guarantors"). In consideration for the issuance of the line of credit, the Company issued the Lender and the Guarantors 300,000 shares and 180,000 shares of common stock, respectively.

INVESTMENT IN ENGINEERING/MANUFACTURING COMPANY
On June 16, 2005, the Company acquired 20% (1,644,361 shares) of the issued and outstanding shares of common stock of High Precision Devices, Inc. ("HPD"), a Colorado corporation, in exchange for 600,000 shares of the Company's common stock. HPD is a full service engineering and manufacturing business specializing in precision mechanical instrumentation integrated with optics, cryogenics, electronics, vacuum and UHV. HPD builds one-of-a-kind instruments and prototypes, and provides high-quality small-volume manufacturing. The Company subcontracts the manufacturing of its medical devices with HPD.

The Company also received options to purchase additional shares of common stock of HPD ("HPD Options") so as to allow the Company to maintain its 20% ownership of HPD common stock, in the event HPD employees exercise their option to purchase shares of HPD common stock. The HPD Options have an exercise price of $.228 per share and expire in June 2008.

The Company has the right to appoint its CEO as a director of HPD. HPD will provide design, development and manufacturing services exclusively to the Company for its GenerOs(TM) distraction osteogenesis devices and certain other medical devices. The Company has agreed to provide a first right of negotiation to HPD for the design, development and initial manufacturing of future medical devices.

In addition, the Company has the first right of refusal to purchase HPD. HPD also has the right to repurchase its shares of common stock that are owned by the Company in exchange for the 600,000 shares of the Company's common stock that is owned by HPD. This right can be exercised by HPD should the Company fail to close a merger, share exchange or acquisition with a publicly-held entity or fail to register its common stock with the United States Securities and Exchange Commission by December 19, 2006.

                        ORTHONETX, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


ACQUISITION OF PRIVACOMP, INC.
On May 27, 2005, the Company entered into an Agreement and Plan of Merger ("PrivaComp Agreement") with PrivaComp, a Delaware corporation that is in the business of developing technologies to provide patients with secure access to their medical records and control over their medical privacy. PrivaComp is considered a development stage company. The majority shareholder and CEO of PrivaComp is also the CEO and a shareholder/director of the Company. Under the terms of the PrivaComp Agreement, all of the issued and outstanding shares of PrivaComp stock were cancelled and converted into 1,000,000 shares of the Company's common stock. The Company is the surviving corporation and assumed all assets and liabilities of PrivaComp, consisting primarily of developed software, a pending patent application and accounts payable. The merger was effective June 30, 2005.

PrivaComp and the Company are related through common ownership. Accordingly, the assets and liabilities of PrivaComp have been recorded by the Company at historical cost at June 30, 2005 (unaudited), as follows:

          Assets:
             Intellectual property                        $        54,567

          Liabilities:
                Accounts payable                                  (80,000)
                                                          ----------------

          Net assets acquired                             $       (25,433)
                                                          ================

The following pro forma information is based on the assumption that the acquisition took place as of January 1, 2003. PrivaComp had minimal activity during 2004 and no activity during the nine months ended September 30, 2005 (unaudited), therefore, no pro forma information has been presented for 2004 and 2005 (unaudited).

                                                                2003
                                                           --------------
                                                             (UNAUDITED)

          Net sales                                        $      27,700
                                                           --------------

          Net loss                                              (408,409)
                                                           ==============
          Net loss per basic and diluted share of
                  common stock                             $       (0.04)
                                                           ==============
MERGER WITH EYE DYNAMICS, INC.
On September 1, 2005, the Company entered into an Agreement and Plan of Merger ("Eye Dynamics Agreement") with Eye Dynamics, Inc. ("Eye Dynamics"), a publicly-held Nevada corporation. Eye Dynamics manufactures and distributes diagnostic equipment that measures and records human eye movements, utilizing proprietary technology and computer software. Eye Dynamics was formed in 1989.

                        ORTHONETX, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Under the terms of the Eye Dynamics Agreement, the Company will continue operating as a wholly-owned subsidiary of Eye Dynamics. Subject to certain adjustments described in the Eye Dynamics Agreement, each outstanding share of the Company's common stock will be converted into approximately .86 shares (subject to the terms of the conversion factor as described in the Eye Dynamics Agreement) of Eye Dynamics common stock. Completion of the merger is subject to various conditions, including among others, the approval of the Eye Dynamics Agreement by the shareholders of the Company and the shareholders of Eye Dynamics, the absence of certain legal impediments to the completion of the merger, the approval of certain regulatory matters and the Company's successful completion of a $1,500,000 private placement offering of common stock and warrants.

Immediately upon the completion of the merger, the ownership structure of Eye Dynamics will be as follows: (a) 46.25% owned by the shareholders, option holders and warrant holders of Eye Dynamics and the Company, each; and (b) 7.5% owned by Galen. The Eye Dynamics Agreement provides that an equal number of members of the board of directors of Eye Dynamics will be appointed by the Company and by Eye Dynamics, plus one member agreed upon by both parties. In addition, the Company's CEO will become the CEO of Eye Dynamics.

The Eye Dynamics Agreement may be terminated by either party if the merger is not completed by December 19, 2005.

PRIVATE PLACEMENT OFFERING
In September 2005, the Company commenced a private placement offering ("Offering") of equity securities to raise on a best efforts basis a maximum of $1,500,000 in conjunction with the planned merger with Eye Dynamics discussed above. There is no minimum amount required to be raised with the Offering. The Offering consists of units priced at $50,000 per unit. Each unit consists of (a) shares of the Company's common stock at a price equal to the lesser of $.22 per share or 90% of the average closing price of Eye Dynamics common stock over the 30 days prior to the closing of the merger with Eye Dynamics and (b) warrants to purchase additional shares of the Company's common stock equal to 50% of the number of shares of common stock purchased in the Offering, exercisable for two years at $.33 per share. As of December 9, 2005, the Company has received signed subscription agreements for $750,000 but the cash proceeds have not been received. Proceeds from the Offering will be held in escrow pending the completion of the merger with Eye Dynamics.


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